AMENDED AND RESTATED
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT


         THIS AGREEMENT is made as of October __, 1999, by and between The Bramwell Funds, Inc., a Maryland corporation (the "Company"), and Sunstone Financial Group, Inc., a Wisconsin Corporation (the "Administrator").

         WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end management investment company and is authorized to issue shares of common stock (the "Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Company and the Administrator desire to enter into an agreement pursuant to which the Administrator shall provide administration and fund accounting services to such investment portfolios of the Company as are listed on Schedule A hereto and any additional investment portfolios the Company and the Administrator may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a " Bramwell Fund" and collectively the " Bramwell Funds").

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1.       Appointment

         The Company hereby appoints the Administrator as administrator and fund accountant of the Bramwell Funds for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.


2.       Services as Administrator

         (a) Subject to the direction and control of the Company's Board of Directors and utilizing information provided by the Company and its agents, the Administrator will: (1) provide office space, facilities, equipment and personnel to carry out its services hereunder; (2) compile data for and prepare with respect to the Bramwell Funds timely Notices to the Securities and Exchange Commission (the "Commission") required pursuant to Rule 24f-2 under the Act and Semi-Annual Reports on Form N-SAR; (3) prepare for execution by the Company and file all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Company's custodian or transfer agent; (4) prepare compliance filings relating to the registration of the securities of the Bramwell Funds pursuant to state securities laws with the advice of the Company's counsel; (5) perform securities valuations; (6) determine the income and


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

expense accruals of the Bramwell Funds; (7) calculate daily net asset values and income factors of the Bramwell Funds; (8) maintain all general ledger accounts and related subledgers; (9) prepare financial statements for the Annual and Semi-Annual Reports required pursuant to Section 30(d) under the Act; (10) review, to the extent requested by the Company, drafts of the Registration Statement for the Company (on Form N-1A or any replacement therefor) and any amendments thereto, and proxy materials; (11) prepare and monitor each Bramwell Fund's expense accruals and cause all appropriate expenses to be paid from the Bramwell Fund's assets on proper authorization from the Company; (12) assist in the acquisition of the Company's fidelity bond required by the Act, monitor the amount of the bond and make the necessary Commission filings related thereto;
(13) from time to time, as the Administrator deems appropriate, check each Bramwell Fund's compliance with the policies and limitations relating to portfolio investments as set forth in the Prospectus, Statement of Additional Information, and Articles of Incorporation and monitor each Bramwell Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (but this function shall not relieve the Company's investment adviser of its primary day-to-day responsibility for assuring such compliance); (14) maintain, and/or coordinate with the other service providers the maintenance of, the accounts, books and other documents required pursuant to Rule 31a-1(a) and (b) under the Act; and (15) generally assist in each Bramwell Fund's administrative operations. In addition, the Administrator will monitor the Company's arrangements with respect to services provided pursuant to any plan of distribution, including reporting to the Board of Directors with respect to the amounts paid or payable by the Bramwell Funds from time to time under the plan and the nature of the services provided, and maintaining appropriate records in connection with its monitoring duties. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

         (b) The Directors of the Company shall cause the officers and employees of the Company, the adviser, legal counsel, independent accountants, custodian and transfer agent and other agents and representatives of the Company to cooperate with the Administrator and to provide the Administrator, upon request, with such information, documents and advice relating to the Bramwell Funds as is within the possession or knowledge of such persons, in order to enable the Administrator to perform its duties hereunder. In connection with its duties hereunder, the Administrator shall be entitled to rely, shall not be liable or responsible for any losses from its reliance, and shall be held harmless by the Company when acting in reliance, upon the instruction, advice, information or any documents relating to the Bramwell Funds provided to the Administrator by any of the aforementioned persons or their representatives. Fees charged by such persons shall be an expense of the Bramwell Funds. The Administrator shall be entitled to rely on any document which it reasonably believes to be genuine and to have been signed or presented by the proper party. The Administrator shall not be held to have notice of any change of authority of any officer, agent or employee of the Company until receipt of written notice thereof from the Company.

         (c) In compliance with the requirements of Rule 31a-3 under the Act, the Administrator hereby agrees that all records which it maintains for the Bramwell Funds are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records described in (a) above which are maintained by the Administrator for the Bramwell Funds.


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

         (d) The Company's Board of Directors and the Bramwell Funds' investment adviser have and retain responsibility for all compliance matters relating to the Bramwell Funds including but not limited to compliance with the Investment Company Act of 1940, as amended, the Internal Revenue Code of 1986, as amended, and the policies and limitations of each Bramwell Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information. The Administrator's monitoring and other functions hereunder shall not relieve the Board of Directors and the investment adviser of their respective duties to act in good faith, in a manner reasonably believed to be in the best interests of the Bramwell Funds and with the care that an ordinary prudent person in a like position would use under similar circumstances.


3.       Fees; Delegation; Expenses

         (a) In consideration of the services rendered pursuant to this Agreement, the Company will pay the Administrator a fee, computed daily and payable monthly, at the annual rate specified in Schedule B plus reasonable out-of-pocket expenses. Fees shall be paid at a rate that would aggregate at least the applicable minimum fee. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals, in connection with travel on behalf of the Company, security pricing and corporate action services utilized by the Administrator, programming and related expenses (previously incurred or to be incurred by Administrator) in connection with providing electronic transmission of data between the Administrator and the Bramwell Funds' other service providers, brokers, dealers and depositories, and photocopying and overnight delivery expenses.

         (b) For the purpose of determining fees payable to the Administrator, net asset value shall be computed in accordance with the Company's Prospectuses and resolutions of the Company's Board of Directors. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Such fee as is attributable to each Bramwell Fund shall be a separate charge to such Bramwell Fund and shall be the several (and not joint or joint and several) obligation of each such Bramwell Fund.

         (c) The Administrator will bear all expenses in connection with the performance of its services under this Agreement except as otherwise provided herein. Costs and expenses to be incurred in the operation of the Bramwell
Funds, including, but not limited to: taxes; interest; brokerage fees and commissions, if any; salaries, fees and expenses of Officers and Directors; Commission fees and state Blue Sky fees; advisory and administration fees; charges of custodians, transfer agents and dividend disbursing agents; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; typesetting, proofing, printing and mailing of prospectuses, statements of additional information, supplements, notices and proxy materials for regulatory purposes and for distribution to current shareholders; typesetting, proofing, printing, mailing and other costs of shareholder reports; expenses incidental to holding meetings of shareholders and Directors; and any extraordinary expenses; will be borne by the Bramwell Funds. Expenses incurred for distribution of securities of the Bramwell Funds, including the typesetting, proofing, printing and mailing of


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

prospectuses for persons who are not shareholders of the Bramwell Funds, will be borne by the Bramwell Funds' investment adviser.


4.       Proprietary and Confidential Information

         The Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Bramwell Funds and prior, present or potential shareholders of the Bramwell Funds (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.


5.       Limitation of Liability

           The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding any other provision of this Agreement, and so long as the Administrator acts in good faith and without gross negligence, the Company assumes full responsibility and shall indemnify and hold harmless the Administrator from and against any and all actions, suits, claims, demands, losses, expenses and liabilities whether with or without basis in fact or law (including the costs of investigating or defending any alleged actions, suits, claims, demands, losses, expenses and liabilities) of any and every nature which the Administrator may sustain or incur or which may be asserted against the Administrator by any person arising directly or indirectly out of any action taken or omitted to be taken by it in performing the services hereunder, or in reliance upon the instruction, advice, information or documents provided to the Administrator by any party described in Section 2(b). (As used in this Section 5(a), the term "Administrator" shall include past and present directors, officers, employees and other corporate agents of the Administrator as well as the corporation itself.) The indemnity and defense provisions set forth herein indefinitely survive the termination of this Agreement.


6.       Term

         (a) This Agreement shall become effective with respect to each Bramwell Fund listed on Schedule A hereof as of the date indicated in Schedule A and, with respect to each other Bramwell Fund not presently in existence, on the date specified in an amendment to Schedule A to this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Bramwell Fund until September 30, 2000. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Bramwell Fund for successive annual periods unless terminated as provided herein.


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

         (b) This Agreement may be terminated with respect to any one or more particular Bramwell Funds without penalty by either party upon not less than ninety (90) days written notice to the other party. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Company.


7.       Non-Exclusivity

         The services of the Administrator rendered hereunder are not deemed to be exclusive. The Administrator may render such services and any other services to others, including other investment companies. The Company recognizes that, from time to time, directors, officers and employees of the Administrator may serve as directors, trustees, officers and employees of other corporations or trusts (including other investment companies), that such other entities may include the name of the Administrator as part of their name and that the Administrator or its affiliates may enter into administration, distribution, fund accounting or other agreements with such other corporations or trusts.


8.       Governing Law; Invalidity

         This Agreement shall be governed by the laws of the state of New York. To the extent that the applicable laws of the state of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


9.       Notices

         Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Administrator shall be sent to Sunstone Financial Group, Inc., 207 East Buffalo Street, Suite 400, Milwaukee, WI, 53202, Attention:
Miriam M. Allison, and notice to the Company shall be sent to The Bramwell Funds, Inc., 745 Fifth Avenue, New York, New York, 10151, Attention: Elizabeth
R. Bramwell.


10.       Counterparts


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

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

         THE BRAMWELL FUNDS, INC.
         ("Company")


         By:__________________________________________
                  Elizabeth R. Bramwell
                  President



         SUNSTONE FINANCIAL GROUP, INC.
         ("Administrator")


         By:__________________________________________
                  Miriam M. Allison
                  President


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



                                   Schedule A
                                     to the
                              Amended and Restated
                  Administration and Fund Accounting Agreement
                                 by and between
                            The Bramwell Funds, Inc.
                                       and
                         Sunstone Financial Group, Inc.



Name of Fund                                     Effective Date

The Bramwell Growth Fund                         August 1, 1994

The Bramwell Focus Fund                          October _, 1999

                                   Schedule B
                                     to the
                              Amended and Restated
                  Administration and Fund Accounting Agreement
                                 by and between
                            The Bramwell Funds, Inc.
                                       and
                         Sunstone Financial Group, Inc.


                                  Fee Schedule


Pursuant to Section 3, the Company shall pay the Administrator fees, computed daily and payable monthly, based on the aggregate average net assets of each Bramwell Fund at the annual rate as follows:


                                                                                                          Minimum
Name of Fund                                                    Annual Fees                             Annual Fee
-------------------------------------------------------------------------------------------------------------------
Bramwell Growth Fund                 Up to $50 Million                      15.0 basis points             $60,000
                                     $50 Million to $100 Million            12.5 basis points
                                     $100 Million to $200 Million           7.5 basis points
                                     $200 Million to $250 Million           5.0 basis points
                                     Over $250 Million                      3.0 basis points*
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Bramwell Focus Fund                  Up to $50 Million                      15.0 basis points             $60,000
                                     $50 Million to $100 Million            12.5 basis points
                                     $100 Million to $200 Million           7.5 basis points
                                     $200 Million to $250 Million           5.0 basis points
                                     Over $250 Million                      3.0 basis points
-------------------------------------------------------------------------------------------------------------------

*The fee for the Bramwell Growth Fund for assets over $250 million shall be 5.0 basis points until such time as the Bramwell Focus Fund commences operations.


The Company shall also pay/reimburse the Administrator's out-of-pocket expenses as described in the Agreement. The fee schedule for additional investment portfolios or additional classes of shares of a portfolio will be such schedule as the parties may agree, as reflected in an amended Schedule B.


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